Execution Version

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of November 25, 2024, by and among Arrowhead Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Sarepta Therapeutics Investments, Inc., a Delaware corporation (“Purchaser” and, together with the Company, the “Parties”).

RECITALS

WHEREAS, the Company desires to issue and sell to Purchaser common stock, par value $0.0001 per share, of the Company (the “Common Stock”) for an aggregate purchase price of $325,000,000; and

WHEREAS, the Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act.

NOW, THEREFORE, in consideration of the mutual agreements, representations, warranties, covenants and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Purchase and Sale
1.1
Sale and Issuance of the Shares. In reliance upon the representations, warranties and covenants set forth herein, and subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, 11,926,301 shares of Common Stock (the “Shares”) at a purchase price per share equal to $27.2507. In the event of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital structure of the Company after the date hereof and on or prior to the Closing that affects or relates to the Common Stock, the number of Shares to be issued to Purchaser pursuant to this Agreement shall be adjusted proportionately.
1.2
Closing.
(a)
The purchase and sale of the Shares shall take place remotely at 10:00 a.m. (Pacific Time) on the Effective Date, as defined in that certain Exclusive License and Collaboration Agreement, dated as of November 25, 2024, by and between Purchaser and the Company (the “Collaboration Agreement”), or at such other time as the Company and Purchaser shall mutually agree (which time, date and place are referred to in this Agreement as the “Closing”). At the Closing, the Company shall instruct Computershare Trust Company (the “Transfer Agent”) to register the issuance of the Shares (as defined below) via book entry, free and clear of all restrictive and other legends (except as expressly provided in Section 3.3(c)), against delivery to the Company by Purchaser at the Closing of $325,000,000.00, payable in immediately available funds by wire transfer to an account or accounts designated by the Company.

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(b)
At the Closing, the Company and Purchaser shall execute and deliver an investor rights agreement in the form attached as Exhibit A hereto (the “Investor Rights Agreement”).
2.
Representations and Warranties of the Company

As of the date hereof and as of the Closing, the Company represents and warrants to Purchaser that the statements contained in this Section 2 are true, complete and correct (except that those statements which address matters only as of a particular date are true, correct and complete as of such date).

2.1
Organization and Qualification. The Company and each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as it is described in the SEC Filings (as defined below), and with respect to the Company, to enter into this Agreement and to consummate the transactions contemplated hereby. The Company and each subsidiary of the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would or would be reasonably expected to have, individually or in the aggregate, a material adverse effect on (i) the business, properties, prospects, or financial condition of the Company or any of its subsidiaries, (ii) the ability of the Company to perform in a timely manner its obligations under this Agreement or to consummate the transactions contemplated hereby, or (iii) the enforceability of this Agreement (a “Material Adverse Effect”); provided that none of the following shall be taken into account in determining whether there is a Material Adverse Effect: (a) any change in the market price or trading volume of the Company’s stock; (b) any change in the industries in which the Company or its subsidiaries operates generally or the United States economy or in other countries in which the Company conducts material operations, or in the financial markets or political conditions generally; (c) any change or effect arising from or relating to any change in legal requirements or generally accepted accounting principles (“GAAP”) (or interpretations of any legal requirements or GAAP) unrelated to the transactions contemplated by this Agreement and of general applicability; or (d) any adverse change proximately caused by the public announcement of the execution of, this Agreement (provided any such public announcement is not in breach of this Agreement); provided, that such changes do not, individually or in the aggregate, have a disproportionate adverse impact on the Company, taken as a whole, relative to any other “person” as such term is defined under Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act (“Person”) in the industries or markets in which the Company operates.
2.2
Certificate of Incorporation and Bylaws. The certificate of incorporation, bylaws and documents of similar substance (the “Governing Documents”) of the Company and its subsidiaries that are on file with the United States Securities and Exchange Commission (the “SEC”) are current, complete and correct copies thereof as in effect on the date hereof. The Governing Documents of the Company and its subsidiaries are in full force and effect. The Company and each subsidiary of the Company are in compliance with the terms of their respective Governing Documents.

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2.3
Capitalization.
(a)
As of November 22, 2024, the authorized capital stock of the Company consists of 295,000,000 shares of capital stock, of which 290,000,000 are designated as Common Stock and 5,000,000 are designated as preferred stock, $0.001 par value per share (“Preferred Stock”). As of November 22, 2024, (i) 124,435,942 shares of Common Stock were issued and outstanding; (ii) 1,952,234 shares of Common Stock were issuable (and such number was reserved for issuance) upon exercise of options to purchase Common Stock (the “Options”) outstanding as of such date; (iii) 4,858,693 shares of Common Stock were issuable (and such number was reserved for issuance) upon vesting of restricted stock units for the issuance of Common Stock (the “RSUs”) outstanding as of such date; (iv) no shares of Common Stock were issuable (and such number was reserved for issuance) upon exercise of warrants to purchase Common Stock (the “Warrants”) outstanding as of such date; and (v) no shares of Preferred Stock were issued and outstanding.
(b)
As of November 22, 2024, except for (i) the Options and (ii) the RSUs, there were no options, warrants or other rights to acquire capital stock or other equity interests from the Company, securities convertible into or exchangeable for such capital stock or other equity interests, stock appreciation rights, phantom stock, stock rights or other equity-based interests in respect of the Company. From November 22, 2024, 2024 to the date hereof, other than (A) shares of capital stock reserved for issuance as provided in this Section 2.3 and (B) options to purchase Common Stock or other equity awards issued in accordance with the Company’s 2013 Incentive Plan and 2021 Incentive Plan and the Executive Incentive Plan, the Company has not issued any shares of its capital stock or other equity interests, or securities convertible into or exchangeable for such capital stock or other equity interests except as set forth in its filings under the Securities Act of 1933, as amended (“Securities Act”), and the Exchange Act. The Shares to be issued in connection with the Agreement, when issued as contemplated herein, will be duly authorized, validly issued, fully paid and nonassessable, will not be in violation of any preemptive rights and will be free and clear of all liens, charges, restrictions, claims, rights of first refusal and encumbrances except as set forth in this Agreement and the Company’s Governing Documents. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.
2.4
Authorization; Enforceability.
(a)
The Company has all requisite corporate power and authority to execute, deliver and perform, as applicable, this Agreement and to issue and sell the Shares in accordance with the terms hereof.
(b)
All corporate action on the part of the Company and its officers and directors necessary for (i) the authorization, execution, delivery and performance of all obligations of the Company under this Agreement has been taken and (ii) the issuance

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and sale by the Company of the Shares hereunder has been taken. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles and (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the “Equitable Exceptions”). No action on the part of the Company’s stockholders is necessary for the authorization, execution, delivery or performance of the Company’s obligations hereunder.
2.5
SEC Filings; Financial Statements.
(a)
The Company has timely filed with or furnished to the SEC all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be (collectively, the “SEC Filings”). Each SEC Filing, as amended or supplemented, if applicable, (i) as of its date, or, if amended, as of the date of the last such amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC thereunder, applicable to such SEC Filing, and (ii) did not, at the time it was filed (or at the time it became effective in the case of registration statements), or, if amended, as of the date of the last such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The Company meets the registrant requirements for eligibility to use Form S-3 set forth in General Instruction I.A to Form S-3.
(b)
Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Filings, as amended, supplemented or restated, if applicable, was prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by the Form 10-Q under the Exchange Act) on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each presented fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated subsidiaries of the Company as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).
(c)
The Company and its subsidiaries have implemented and maintain a system of internal control over financial reporting (as required by Rule 13a-15(a) under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements in accordance with GAAP for external purposes and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly

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reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability of assets, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements, and such system of internal control over financial reporting is reasonably effective.
(d)
The Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(d) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time frames specified by the SEC’s rules and forms (and such disclosure controls and procedures are reasonably effective), and has disclosed, based on its most recent evaluation of its system of internal control over financial reporting prior to the date of this Agreement, to the Company’s independent registered accountant and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses to the Company’s knowledge in the design or operation of its internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) and (B) to the Company’s knowledge any fraud or allegation of fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
2.6
No Conflict; Required Filings and Consents.
(a)
The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate any provision of the Governing Documents of the Company or its subsidiaries, (ii) conflict with or violate any law applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected or (iii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (a “Material Contract”) except for, in the case of each clause (ii) and (iii), conflicts, violations, or defaults, which, individually or in the aggregate, would not materially adversely affect the ability of Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
(b)
The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any federal, national, supranational, state, provincial, municipal, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction (“Governmental Authority”) or other Person in connection with the execution, delivery and performance

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by the Company of the issuance of the Shares, other than (i) (A) the filing of a registration statement with the SEC in accordance with the requirements of the Investor Rights Agreement, (B) filings required by applicable Blue Sky Laws, (C) the filing of any requisite notices to the Nasdaq Global Select Market for the issuance and sale of the Shares and the listing of the Shares thereon in the time and manner required thereby, (D) any filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other Merger Control Laws and (E) those that have been made or obtained prior to the date of this Agreement, or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.7
Employees and Employee Matters. Except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in the SEC Filings filed or furnished to the SEC after the end of the Company’s most recently completed fiscal year through the date hereof (excluding any disclosure contained under the heading “Risk Factors” and in any “forward-looking statements” disclaimer or in any other precautionary statements, and in any exhibits thereto) (the “SEC Disclosure”), the Company and its subsidiaries has complied with all federal, state and local laws relating to the hiring of employees, consultants and advisors and the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. Neither the Company nor any of its subsidiaries is delinquent in material payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees or upon any termination of the employment of any such employees. In the past three years, no allegations of workplace misconduct or questionable business practices have been made in writing, or, to the Company’s knowledge, threatened against or involving any current or former officer, director or member of the senior management of the Company.
2.8
Litigation. Except as set forth in the SEC Disclosure, there is no material action, suit or proceeding pending or, to the Company’s knowledge, currently threatened against the Company or any of its subsidiaries or against any director, officer or employee of the Company or any of its subsidiaries, or, to the Company’s knowledge, facts or circumstances that are reasonably likely to result in such an action, suit or proceeding. Neither the Company nor any of its subsidiaries is a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no material action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or that the Company any of its subsidiaries intends to initiate. There has not been and, to the knowledge of the Company, there is not pending or contemplated in writing, any investigation by the SEC or other Governmental Authority involving the Company or any current or former director or officer of the Company.
2.9
Taxes. Except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in the SEC Disclosure, (i) all federal, state and local tax returns, reports and declarations of the Company required by law to be filed have been duly filed, (ii) all taxes and other fees due thereon have been paid and (iii) the Company has set aside on its books provisions reasonably adequate for the payment of all material taxes for periods

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subsequent to the periods to which such returns, reports or declarations apply. There is no tax lien, whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.
2.10
Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has complied with the requirements of the Nasdaq Global Select Market for continued listing of the Common Stock thereon and has not received any notification that the Nasdaq Global Select Market is contemplating terminating such listing. The Company has no reason to believe that it will not upon issuance of the Shares continue to be in compliance with all such listing and maintenance requirements. The issuance of the Shares hereunder does not contravene the rules of the Nasdaq Global Select Market.
2.11
Offering Exemption. Based in part on the representations of Purchaser set forth in Section 3.3 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration requirements of the Securities Act and are exempt from the qualification or registration requirements of applicable state securities laws. Neither the Company nor its affiliates, nor any agent on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the transactions contemplated by this Agreement, (ii) has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any Person or Persons so as to bring the sale of the Shares by the Company within the registration provisions of the Securities Act or any state securities laws or (iii) has issued any shares of Common Stock or shares of any series of Preferred Stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Shares to Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its subsidiaries or affiliates take any action or steps that would require registration of any of the Shares under the Securities Act.
2.12
Affiliate Transactions. No employee, officer, director or 10% or greater stockholder of the Company or member of his or her immediate family (each a “Covered Person”) is currently indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any Covered Person. Except as disclosed in the SEC Filings, as of the date hereof, no Covered Person has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company (except for ownership of stock not to exceed 1% of the outstanding capital stock of any publicly traded company that may compete with the Company).

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2.13
Investment Company Act. The Company is not, and is not an Affiliate (as defined below) of, and after giving effect to the consummation of the transactions contemplated by this Agreement, will not be and will not be an Affiliate of, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940. For purposes of this Agreement, “Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.
2.14
Compliance with Rule 506. None of the Company, any of its predecessors, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale is disqualified from relying on Rule 506 of Regulation D under the Securities Act (“Rule 506”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Shares to Purchaser pursuant to this Agreement.
2.15
Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest financial statements included within the SEC Filings: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to have a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than expenses incurred in the ordinary course of business consistent with past practice, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to the holders of its Common Stock or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity compensation plans or upon the exercise of options or warrants previously reported on a Statement of Beneficial Ownership filed under Section 16 of the Exchange Act. Except for the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company and its subsidiaries or their business, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws if the Company were publicly offering securities pursuant to an effective registration statement under the Securities Act at the time this representation is made or deemed made.
2.16
Labor Relations. Except as set forth in the SEC Disclosure, no material labor dispute exists or, to the knowledge of the Company, is threatened with respect to any of the employees of the Company or any of its subsidiaries, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or any such subsidiary, neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement, and the Company believes that its and its subsidiaries’ relationships with its or their employees are good. The Company and its subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in

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compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.17
Environmental Matters. Except as set forth in the SEC Disclosure, the Company and its subsidiaries are in compliance with and have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, applicable federal, state and local laws, rules and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its business (the “Environmental Laws”). The Company has not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any release or threat of release of hazardous materials, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice. The Company is not aware of any facts or issues regarding its compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and the Company does not anticipate material capital expenditures relating to any Environmental Laws.
2.18
Title to Assets; Intellectual Property Matters.
(a)
Except as set forth in the SEC Disclosure, the Company or any of its subsidiaries, as applicable, has good and marketable title in all personal property owned by the Company or any such subsidiary that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries and liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Except as set forth in the SEC Disclosure, any real property and facilities held under lease by the Company or any of its subsidiaries are held by it under valid, subsisting and enforceable leases with which the Company or any such subsidiary are in compliance.
(b)
Except as set forth in the SEC Disclosure, the Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the SEC Filings to be conducted (the “Company Intellectual Property”). To the knowledge of the Company, there are no rights of third parties to any Company Intellectual Property, other than as licensed by the Company. To the knowledge of the Company, there is no infringement by third parties of any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by

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others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others. The Company is not aware of any facts required to be disclosed to the U.S. Patent and Trademark Office (“USPTO”) that have not been disclosed to the USPTO and that would preclude the grant of a patent in connection with any patent application of the Company Intellectual Property or could form the basis of a finding of invalidity with respect to any issued patents of the Company Intellectual Property.
2.19
Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company and its subsidiaries are engaged, including, but not limited to, directors’ and officers’ insurance. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
2.20
Registration Rights. Except as provided for in the Investor Rights Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.
2.21
Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or the laws of its state of incorporation that is or could become applicable to Purchaser as a result of Purchaser and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of the Company’s issuance of the Shares and Purchaser’s ownership of the Shares.
2.22
Accountants. The Company’s independent registered public accounting firm is currently KPMG, LLP and was Rose, Snyder & Jacobs LLP for the fiscal years ended September 30, 2022 and 2023. Such accounting firms are registered public accounting firms, as required by the Exchange Act. There are no disagreements of any kind presently existing or reasonably anticipated by the Company to arise between the Company and such accounting firms.
2.23
Compliance with Laws.
(a)
Except as set forth in the SEC Disclosure, (i) the Company is and has been in compliance, in all material respects, with statutes, laws, ordinances, rules and regulations applicable to the Company for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of the Company or out-licensed by the Company (a “Company Product”), including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., the Public Health Service Act, 42 U.S.C. § 262, similar laws of other Governmental Authorities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (ii) the Company possesses all material

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licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or for the ownership of its properties or the conduct of its business as it relates to a Company Product and as described in the SEC Filings (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iii) the Company has not received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or Authorizations relating to a Company Product; (iv) the Company has not received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any Company Product, operation or activity related to a Company Product is in violation of any Applicable Laws or Authorizations or has any knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s knowledge, has there been any material noncompliance with or violation of any Applicable Laws by the Company that would reasonably be expected to require the issuance of any such written notice or result in an investigation, corrective action, or enforcement action by the FDA or similar Governmental Authority with respect to a Company Product; (v) the Company has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Authority has threatened or is considering such action with respect to a Company Product; and (vi) the Company has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission).
(b)
Except as set forth in the SEC Disclosure, to the Company’s knowledge, neither the Company nor any of its directors, officers, employees or agents, has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other Governmental Authority.
(c)
Except as set forth in the SEC Disclosure, the clinical studies and tests conducted by the Company or on behalf of the Company, have been and, if still pending, are being conducted in all material respects pursuant to all Applicable Laws and Authorizations; the descriptions of the results of such clinical studies and tests contained in the SEC Filings are accurate and complete in all material respects and fairly present the data derived from such clinical studies and tests; the Company is not aware of any clinical studies or tests, the results of which the Company believes reasonably call into question the research, nonclinical or clinical study or test results described or referred to in the SEC Filings when viewed in the context in which such results are described; and the Company has not received any written notices or correspondence from any

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Governmental Authority requiring the termination, suspension or material modification of any clinical study or test conducted by or on behalf of the Company.
2.24
Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (b) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code Sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.
2.25
Cybersecurity. Except as set forth in the SEC Disclosure, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and are free and clear of all material Trojan horses, time bombs, malware and other malicious code. Except as set forth in the SEC Disclosure, the Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number or bank information; (ii) information that identifies or may reasonably be used to identify an individual; (iii) any information that would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (iv) any information that would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws. Except as set forth in the SEC Disclosure, to the Company’s knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, or Personal Data that would require notification under Privacy Laws (as defined below).

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2.26
Compliance with Data Privacy Laws. Except as set forth in the SEC Disclosure, the Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Processing”) of Personal Data, including without limitation HIPAA, the EU General Data Protection Regulation (Regulation (EU) No. 2016/679), all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company or its subsidiaries, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”). To ensure material compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times since inception provided accurate notice of their Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.
2.27
Brokers. There is no investment banker, broker, finder, financial advisor, placement agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its subsidiaries that might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.
2.28
Suppliers and Customers. Neither the Company nor any of its subsidiaries has any knowledge of any termination, cancellation or threatened termination or cancellation or limitation of, or any material dissatisfaction with, the business relationship between the Company or any such subsidiary and any material supplier, customer, vendor, customer or client.
2.29
Acknowledgement. The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Purchaser’s purchase of the Shares. The Company further represents to Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
2.30
Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (a) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (b) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (c) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

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3.
Representations and Warranties of Purchaser

As of the date hereof and as of the Closing, Purchaser represents and warrants to the Company that the statements contained in this Section 3 are true, complete and correct:

3.1
Authorization; Enforceability. Purchaser has the requisite corporate power and authority to execute, deliver and perform this Agreement. All action on the part of Purchaser and, as applicable, its officers and directors necessary for the authorization, execution, delivery and performance of all obligations of Purchaser under this Agreement has been taken. This Agreement constitutes the valid and legally binding obligations of Purchaser, enforceable in accordance with their terms, except as limited by the Equitable Exceptions.
3.2
No Conflict; Required Filings and Consents.
(a)
The execution and delivery of this Agreement by Purchaser does not, and the performance of this Agreement by Purchaser will not, (i) conflict with or violate any provision of the Governing Documents of Purchaser, (ii) conflict with or violate any law applicable to Purchaser or by which any property or asset of Purchaser is bound or affected or (iii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract except for, in the case of each clause (ii) and (iii), conflicts, violations, or defaults, which, individually or in the aggregate, would not materially adversely affect the ability of Purchaser to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
(b)
Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by Purchaser of its obligations under this Agreement, other than (i) any filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other Merger Control Laws, or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, would not materially adversely affect the ability of Purchaser to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
3.3
Investor Representations.
(a)
The Shares acquired by Purchaser hereunder will be acquired by Purchaser for its own account for investment purposes and not with a view to distribution in violation of the Securities Act. Purchaser does not presently have any contract, undertaking or agreement with any Person to sell, transfer or grant participation rights to such Person or to any other Person with respect to any of the Shares acquired by Purchaser hereunder.
(b)
Purchaser is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act.

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(c)
Purchaser acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of Purchaser’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.
(d)
Purchaser understands that any certificates or book entry notations evidencing the Shares may bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”

(e)
Purchaser acknowledges and agrees that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.
(f)
Purchaser is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or

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implied, except for the representations and warranties in Section 2. Such representations and warranties by the Company constitute the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated by this Agreement and Purchaser understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Company.
(g)
In connection with the due diligence investigation of the Company by Purchaser and its Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, Purchaser and its Affiliates, stockholders, directors, officers, employees, agents, representatives and advisors have received and may continue to receive after the date hereof from the Company and its Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives and advisors certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Purchaser hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that Purchaser will have no claim against the Company, or any of its Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives or advisors, or any other Person with respect thereto unless any such information is expressly addressed or included in a representation or warranty contained in this Agreement. Accordingly, Purchaser hereby acknowledges and agrees that neither the Company nor any of its respective Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives or advisors, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans unless any such information is expressly addressed or included in a representation or warranty contained in this Agreement.
(h)
Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in such Purchaser’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.
3.4
Brokers. There is no investment banker, broker, finder, financial advisor, placement agent or other Person that has been retained by or is authorized to act on behalf of Purchaser that might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.
3.5
Compliance with Laws. Neither Purchaser nor, to Purchaser’s knowledge, any director, officer, agent, employee or Person acting on behalf of Purchaser, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

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4.
Conditions to Purchaser’s Obligations at Closing

The obligations of Purchaser under this Agreement to purchase and pay for the Shares being purchased by Purchaser at Closing are subject to the satisfaction or waiver of the following conditions:

4.1
Representations and Warranties. (i) The representations and warranties of the Company contained in Section 2.1, Section 2.2, Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 2.11, Section 2.14, Section 2.29 and Section 2.30 of this Agreement shall be true, correct and complete in all material respects on and as of Closing except those representations and warranties qualified by materiality, which shall be true and correct in all respects (except that those representations and warranties which address matters only as of a particular date need only be measured as of the specific date) and (ii) the representations and warranties of the Company in Section 2.7, Section 2.8, Section 2.9, Section 2.10, Section 2.12, Section 2.13 and Sections 2.15 through 2.28 of this Agreement shall be true, correct and complete on and as of Closing, except that any inaccuracies in such representations and warranties will be disregarded if they collectively do not constitute and would not reasonably be expected to have a Material Adverse Effect on the Company (it being understood that for purposes of determining the accuracy of any representation or warranties all Material Adverse Effect and other materiality qualifications contained in such representations and warranties will be disregarded).
4.2
Performance. The Company shall have performed and complied in all material respects with all other conditions, covenants and agreements contained in this Agreement required to be performed or complied with by it on or before the Closing and no Material Adverse Effect or event that would reasonably be expected to result in a Material Adverse Effect shall have occurred.
4.3
Legal Investment. On the date of the applicable Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.
4.4
No Suspension. Trading in the Common Stock shall not have been suspended by the SEC or the Nasdaq Global Select Market. The Shares shall be eligible for listing on the Nasdaq Global Select Market.
4.5
Approvals. All necessary clearances, approvals, authorizations, or waiting period expirations or terminations in connection with the HSR Filings have been received or obtained, in each case to the extent required.
4.6
Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the applicable Closing.
4.7
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

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4.8
Compliance Certificate. An officer or other authorized representative of the Company shall have delivered to Purchaser at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.
4.9
Opinion. A legal opinion of Company Counsel, dated as of the Closing, the form and substance of which opinion shall be reasonably satisfactory to Purchaser, executed by such counsel and addressed to Purchaser, shall have been delivered to Purchaser.
4.10
Investor Rights Agreement. The Investor Rights Agreement shall have been executed by the Company and delivered to Purchaser.
4.11
Board Appointment. Doug Ingram shall have been appointed as a member of the Board of Directors of the Company.
5.
Conditions to the Company’s Obligations at Closing

The obligations of the Company under this Agreement to sell and issue to Purchaser the Shares to be purchased by Purchaser at Closing are subject to the satisfaction or waiver, at or prior to the applicable Closing, of the following conditions:

5.1
Representations and Warranties. The representations and warranties of Purchaser contained in Section 3 shall be true, correct and complete in all material respects on and as of the Closing with the same force and effect as if they had been made at such time (except that those representations and warranties which address matters only as of a particular date need only be true, correct and complete in all material respects as of such date).
5.2
Performance. Purchaser shall have performed and complied in all material respects with all other conditions, covenants and agreements contained in this Agreement required to be performed or complied with by Purchaser on or before the Closing.
5.3
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
5.4
Approvals. All necessary clearances, approvals, authorizations, or waiting period expirations or terminations in connection with the HSR Filings have been received or obtained, in each case to the extent required.
6.
Covenants
6.1
Purchaser Lock-Up. Purchaser covenants and agrees as follows:
(a)
Purchaser will not, without the prior written consent of the Company, during the period commencing on the date of Closing and ending 180 days after the Closing (the “Lock-Up Period”), (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or

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indirectly, any Shares or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of the Shares purchased in such Closing, in cash or otherwise. Notwithstanding the foregoing, Purchaser may transfer the Shares to any of its stockholders or Affiliates; provided that in the case of any transfer or distribution pursuant to this subparagraph during the Lock-Up Period, each donee or transferee shall sign and deliver a lock-up letter with terms substantially similar to the terms of this Section 6.1.
(b)
Notwithstanding anything to the contrary contained herein, Purchaser agrees that Purchaser shall not effect any sale, transfer or other disposition of any Shares: (a) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act; (b) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144, as evidenced by a broker’s letter and a representation letter executed by Purchaser (reasonably satisfactory in form and content to the Company) stating that such requirements have been met; or (c) counsel reasonably satisfactory to the Company (which may be counsel to the Company) shall have advised the Company in a written opinion letter (reasonably satisfactory in form and content to the Company), upon which the Company may rely, that such sale, transfer or other disposition will be exempt from the registration requirements of the Securities Act.
(c)
Notwithstanding any other provision of this Section 6.1, this Section 6.1 shall not prohibit or restrict any disposition of Common Stock by Purchaser in connection with (i) a bona fide tender offer by a Person other than Purchaser or the Company that is not opposed by the Board of Directors and involving a Change of Control of the Company (as defined below); or (ii) an issuer tender offer by the Company; provided, that in the event that the tender offer is not completed, the Shares shall remain subject to the restrictions contained in this Section 6.1. For the purposes of this Agreement, a “Change of Control” means (i) the transfer, in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock of the Company if, after such transfer, the stockholders of the Company immediately prior to such transfer do not own at least 50% of the outstanding voting securities of the Company (or the surviving entity), or (ii) a merger, consolidation, recapitalization or reorganization of the Company is consummated, other than any such transaction that would result in stockholders of the Company immediately prior to such transaction owning at least 50% of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction.
(d)
Purchaser acknowledges and agrees that stop transfer instructions will be given to the Company’s transfer agent with respect to the Shares until the expiration of the Lock-Up Period.
6.2
Commercial Reasonable Efforts. Each party will use commercially reasonable efforts to satisfy in a timely fashion each of the conditions to be satisfied by it under this Agreement.

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6.3
Standstill. During the period commencing on the Effective Date and ending on the earliest of: (i) five years following the Effective Date, (ii) the date on which any third party unaffiliated with Purchaser commences a tender offer or exchange offer for more than 50% of the Company’s outstanding Common Stock, (iii) the date the Company publicly announces its intent to pursue a Change of Control, consider “strategic alternatives” or similar transactions and (iv) the termination of the Collaboration Agreement, none of Purchaser, Sarepta Therapeutics, Inc., or any of the controlled subsidiaries of Sarepta Therapeutics, Inc., in any manner, directly or indirectly:
(a)
make, effect, initiate or cause (i) any acquisition of beneficial ownership of any securities of the Company or any securities of any subsidiary or other Affiliate of the Company to the extent that such acquisition would result in Purchaser’s beneficial ownership of the Company exceeding 15% of the outstanding Common Stock, (ii) any acquisition of any assets of the Company or any assets of any subsidiary or other Affiliate of the Company other than pursuant to the Collaboration Agreement or in a transaction approved by the Company’s board of directors or, with respect to transactions within the authority of an officer to approve, an officer of the Company, (iii) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any subsidiary or other Affiliate of the Company, or involving any securities or assets of the Company or any securities or assets of any subsidiary or other Affiliate of the Company or (iv) any “solicitation” of “proxies” (as those terms are used in the proxy rules of the Securities and Exchange Commission) or consents with respect to any securities of the Company; provided, however, that notwithstanding the provisions of this Section 6.3(a), if the number of shares of then outstanding Common Stock of the Company is reduced or if the ownership percentage of Purchaser is increased as a result of a repurchase by the Company of shares of Common Stock, or a stock split, stock dividend or a recapitalization of the Company, Purchaser shall not be required to dispose of its holdings of shares of the Common Stock even though such action resulted in Purchaser’s beneficial ownership increasing;
(b)
form, join or participate in a “group” (as defined in the Exchange Act and the rules promulgated thereunder) with respect to the beneficial ownership of any securities of the Company;
(c)
act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company other than in connection with the Collaboration Agreement or work performed thereunder;
(d)
take any action that would reasonably be expected to require the Company to make a public announcement regarding any of the types of matters set forth in clause “(a)” of this Section 6.3;
(e)
agree or offer to take, propose or knowingly encourage (publicly or otherwise) the taking of, any action referred to in clause “(a)”, “(b)”, “(c)” or “(d)” of this sentence;

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(f)
knowingly assist, knowingly induce or knowingly encourage any other Person to take any action of the type referred to in clause “(a)”, “(b)”, “(c)”, “(d)” or “(e)” of this sentence;
(g)
enter into any discussions, negotiations, arrangement or agreement with any other Person relating to any of the foregoing; or
(h)
publicly request or publicly propose that the Company amend, waive or consider the amendment or waiver of any provision set forth in this Section 6.3.

Notwithstanding the foregoing, it is understood and agreed that Purchaser shall not be prohibited from entering into an agreement and having discussions with legal, accounting or financial advisors for the limited purposes of evaluating any of the transactions contemplated by this Section 6.3, and Purchaser may initiate private discussions with, and submit proposals confidentially to, the Chief Executive Officer of the Company or the Board of Directors of the Company regarding a transaction otherwise prohibited by this Section 6.3; provided, however, that any such proposal shall be expressly conditioned on approval of the Board of Directors and shall not reasonably be expected to require public disclosure.

6.4
Antitrust Filings. Each of the Company and Purchaser, or their respective Affiliates, as applicable, shall make any required HSR Filing as promptly as practicable, but not later than ten (10) Business Days after the date hereof, in the case of the HSR Filing, in accordance with applicable Laws. In furtherance of the foregoing, the Company and Purchaser agree to:
(a)
keep the other parties apprised of the status of matters relating to the completion of the Antitrust Filings;
(b)
reasonably cooperate in the process to obtain antitrust clearance by the Outside Date;
(c)
furnish promptly to government agencies or authorities of competent jurisdiction any information required and reasonably requested under the Merger Control Laws;
(d)
furnish to another party or its counsel all information within its possession that is reasonably required for any Antitrust Filings to be made by such party in connection with the transactions contemplated by this Agreement or, as applicable, the Collaboration Agreement;
(e)
promptly notify the other parties of any communications from or with any government agency or authority of competent jurisdiction to the extent relating to any Antitrust Filing or the transactions contemplated by this Agreement or, as applicable, the Collaboration Agreement;
(f)
consult with the other parties in advance of participating in any meeting or substantive discussion with any government agency or authority relating to

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the Antitrust Filings, and, to the extent permitted by such government agency or authority, give the other parties the opportunity to attend and participate thereat; and
(g)
consult and cooperate with the other parties in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted to any Governmental Authority in connection with proceedings under or relating to the Antitrust Filings.

“Antitrust Filing” means filings that may be required by the Company and Purchaser, or their respective Affiliates, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the transactions to occur under this Agreement and/or the Collaboration Agreement, together with all required documentary attachments thereto (collectively, an “HSR Filing”), and any equivalent filings with foreign governmental authorities that may be required and advisable under any Merger Control Laws.

“Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Cambridge, Massachusetts or Pasadena, California generally are authorized or required by law or other governmental actions to close.

“Merger Control Laws” means all United States and foreign national, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, treaties and decrees (“Laws”) relating to antitrust or competition matters, or that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

6.5
Securities Laws Disclosure; Publicity. The Company shall, by 9:00 a.m. (New York City time) on or before the fourth Business Day following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and shall, within four Business Days following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and including this a copy of the Company’s press release described in this paragraph as an exhibit thereto. The Company and Purchaser shall consult with each other regarding the substance of any public disclosure by either party regarding this Agreement and regarding the issuance of any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, rule or regulation, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.
6.6
Book Entry Statement. The Company hereby agrees to deliver to Purchaser a book entry statement from the Transfer Agent showing the Shares registered in the name of Purchaser within three Business Days of the Closing.

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6.7
Government Consents and Approvals. Each party shall provide to the other (or the other’s respective advisors) upon reasonable request copies of all correspondence between such party and any Governmental Authority relating to the transactions contemplated by this Agreement. The parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 6.7 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials.
6.8
Market Listing. From the date hereof through the Closing, the Company shall use reasonable best efforts to (a) maintain the listing and trading of the Common Stock on the Nasdaq Global Select Market and (b) effect the listing of the Shares on the Nasdaq Global Select Market, including submitting a Notification Form: Listing of Additional Shares as required by the rules of the Nasdaq Global Select Market.
6.9
Pre-Funded Warrant. At any time following the Closing, Purchaser may provide the Company with written notice of its desire to effect an exchange of Common Stock for one or more pre-funded warrants to purchase Common Stock, substantially in the form attached hereto as Exhibit B (a “Pre-Funded Warrant”), and the Company shall promptly thereafter effect an exchange of such shares of Common Stock for one or more Pre-Funded Warrants on an economically equivalent basis and on other customary terms and conditions for such exchanges. In such event, Purchaser and the Company shall each negotiate in good faith the documentation required for any such elected exchange.
6.10
Conduct of the Business Pending Closing. During the period from the date hereof until the Closing, except as consented to in writing by Purchaser, the Company shall (i) not declare, set aside or pay any dividend or make any other distribution or payment (whether in cash, stock or property or any combination thereof) in respect of its capital stock, (ii) not make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, except pursuant to repurchases of equity pursuant to the terms of its equity compensation plans, or (iii) not amend its Governing Documents in a manner that would adversely affect Purchaser, effect any split, combination, reclassification or similar action with respect to its capital stock or adopt or carry out any plan of complete or partial liquidation or dissolution.
7.
TERMINATION
7.1
Termination. This Agreement may be terminated at any time:
(a)
by the mutual written consent of Purchaser and the Company;
(b)
by the Company or Purchaser upon termination of the Collaboration Agreement in accordance with its terms;
(c)
by the Company or Purchaser if the Closing does not occur on or before November 25, 2025 (the “Outside Date”); or

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(d)
by either Purchaser or the Company in the event that any court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the actions contemplated hereby and such order, decree, ruling or other action shall have become final and non-appealable.
7.2
Effect of Termination. In the event of any termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for willful breach of this Agreement.
8.
General
8.1
Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including any permitted transferees of any Shares). Purchaser and the Company may not assign their respective rights or obligations under this Agreement, in whole or in part, except with the consent of the other party; provided, however, the rights and obligations of Purchaser may be assigned, without the prior written consent of the Company, to one or more of Purchaser’s Affiliates. Any attempted assignment made in contravention of this Agreement shall be null and void and of no force or effect.
8.2
Entire Agreement. This Agreement and the documents, schedules and exhibits referred to herein or therein constitute the entire agreement between the parties and supersede all prior communications, representations, understandings and agreements of the parties with respect to the subject matter hereof and thereof. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. All schedules and exhibits hereto are hereby incorporated herein by reference. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
8.3
General Interpretation; Defined Terms. The terms of this Agreement have been negotiated by the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under this Agreement. No rule of strict construction will be applied against any Person.
8.4
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.
8.5
Jurisdiction. The parties hereby irrevocably and unconditionally submit to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement.

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8.6
Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, and may be delivered to the other parties hereto by facsimile.
8.7
Section Headings and References. The section headings contained herein are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. When a reference is made in this Agreement to a Section or Exhibit, such reference is to a Section or Exhibit of or to this Agreement unless otherwise indicated. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular has a comparable meaning when used in the plural, and vice versa. References to a Person are also to its successors and permitted assigns. References to an agreement are to such agreement as amended, restated, modified or otherwise supplemented, from time to time. The term “dollars” and “$” means United States dollars. The word “including” means “including without limitation” and the words “include” and “includes” have corresponding meanings.
8.8
Severability. If any term of provision of this Agreement is determined to be illegal, unenforceable or invalid in whole or in part for any reason, such illegal, unenforceable or invalid provisions or party thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this Section 8.8, then such stricken provision shall be replaced, to extent possible, with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.
8.9
Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed to have been duly given on the date delivered, if delivered personally, or on the next Business Day after being sent by reputable overnight courier (with delivery tracking provided, signature required, and delivery prepaid), in each case, to the Parties at the following addresses, or on the date sent and confirmed by confirmatory return email to the email address specified below or at such other address, or email address for a Party as will be specified by notice given in accordance with this Section 8.9.

If to the Company:

Arrowhead Pharmaceuticals, Inc.
117 E. Colorado Blvd., Suite 700
Pasadena, CA 91105
Attention: General Counsel
Email: [***]

With a copy to:

Gibson, Dunn & Crutcher LLP

One Embarcadero Center, Suite 2600

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San Francisco, CA 94111

Attention: Ryan Murr

Email: [***]

If to Purchaser:

Sarepta Therapeutics Investments, Inc.
215 First Street
Cambridge, MA 02142
Attention: General Counsel
Email: [***]

With a copy to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199 3600
Attention: Hannah H. England

Email: [***]

8.10
Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each party hereto (with respect to an amendment) and the written consent of each party from whom a waiver is sought (with respect to a waiver). No waiver of any provision or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver in the future except to the extent specifically set forth in writing.
8.11
Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated by this Agreement.
8.12
Persons Entitled to Benefits of Agreement. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
8.13
Further Assurances. The Company and Purchaser shall use their commercially reasonable efforts, in the most expeditious manner practicable, to satisfy or cause to be satisfied the intent and purposes of this Agreement by executing and delivering such instruments, documents and other writings as may be reasonably necessary or desirable.

[signature pages follow]

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IN WITNESS WHEREOF, the undersigned parties have duly executed this Common Stock Purchase Agreement effective as of the date first above written.

COMPANY:

ARROWHEAD PHARMACEUTICALS, INC.

By: /s/ Christopher Anzalone, Ph.D.
Name: Christopher Anzalone, Ph.D.
Title: President and Chief Executive Officer

PURCHASER:

SAREPTA THERAPEUTICS INVESTMENTS, INC.

By: /s/ Joseph Bratica
Name: Joseph Bratica
Title: President

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Exhibit A

Investor Rights Agreement

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Exhibit B

Form of Pre-Funded Warrant

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO TRANSFER OF THE SECURITIES REPRESENTED HEREBY OR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

PRE-FUNDED COMMON STOCK PURCHASE WARRANT

ARROWHEAD PHARMACEUTICALS, INC.

Warrant Shares: [●]	Issue Date: [●]

THIS PRE-FUNDED COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Sarepta Therapeutics, Inc., a Delaware corporation, or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”), to subscribe for and purchase from Arrowhead Pharmaceuticals, Inc., a Delaware corporation (the “Company”), up to [●] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 3(b).

Section 1. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

a)
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.
b)
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in Pasadena, California or Cambridge, Massachusetts are authorized or required by law or other governmental action to close.
c)
“Commission” means the United States Securities and Exchange Commission.

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d)
“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
e)
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
f)
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
g)
“Securities Act” means the Securities Act of 1933, as amended.
h)
“Stock Purchase Agreement” means that certain Stock Purchase Agreement dated as of November 25, 2024.
i)
“Trading Day” means a day on which the principal Trading Market is open for trading.
j)
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).
k)
“Transfer Agent” means Computershare Trust Company, and any successor transfer agent of the Company.

Section 2. Issuance of Securities; Registration of Warrants. The Warrant, as initially issued by the Company, is offered and sold pursuant to the Stock Purchase Agreement. Accordingly, the Warrant and the Warrant Shares are “restricted securities” under Rule 144 promulgated under the Securities Act. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 3. Exercise.

a)
Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto, and delivered in accordance with the notice requirements set forth in Section 6(g) (the “Notice of Exercise”). Notwithstanding the foregoing, with respect to any Notice of Exercise delivered on or prior to the Initial Exercise Date, the Company agrees to deliver the Warrant

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Shares subject to such Notice(s) of Exercise by 5:30 p.m. (New York time) on the Initial Exercise Date. Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 3(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price (as defined below) for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 3(c) below is applicable and specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
b)
Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.001 per Warrant Share, was pre-funded to the Company on or prior to the Initial Exercise Date and, consequently, no additional consideration (other than the nominal exercise price of $0.001 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever. The remaining unpaid exercise price per share of Common Stock under this Warrant shall be $0.001, subject to adjustment hereunder (the “Exercise Price”).
c)
Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 3(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 3(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(88) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder as indicated on the Notice of Exercise, either

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(y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 3(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 3(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and for purposes of Rule 144, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 3(c), except to the extent required by change in applicable law, rule or regulation after the date hereof.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the

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nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company and reasonably agreed to by the Holders of a majority in interest of the Warrants then outstanding.

d)
Mechanics of Exercise.
i.
Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system, or, at the request of the Holder, in electronic book entry form to the account of the Holder registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the later of one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (ii) the number of Trading Days comprising the Standard Settlement Period subject to the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Warrant Share Delivery Date. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.
ii.
Delivery of New Warrants Upon Exercise. If this Warrant has been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, as soon as practicable following the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
iii.
Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 3(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date (other than a failure caused by incorrect or incomplete information provided by the Holder to the Company), and if after such date the Holder purchases

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(in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within two (2) Trading Days after the Holder’s request, (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including commercially reasonable brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed (assuming such sale was executed on commercially reasonable terms at prevailing market prices and, if the sale was executed in multiple transactions, the volume weighted average price), and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice within two (2) Trading Days after the occurrence of a Buy-In indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
iv.
No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.
v.
Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum

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sufficient to reimburse it for any transfer tax incidental thereto. The Company shall, to the extent applicable, pay all Transfer Agent fees required for processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for electronic delivery of the Warrant Shares.
vi.
Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
e)
Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with (i) the Holder’s Affiliates, (ii) any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates, and (iii) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (such Persons set forth in clause (i) through (iii) above, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice from the Company or the Transfer Agent to the Holder setting forth the number of shares of

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Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

At least ten (10) business days prior to the record date established for stockholders of the Company to vote on any matter related to (i) a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) or asset purchase agreement to which the Company is a party, (ii) a dissolution, liquidation or winding up of the Company, or (ii) any matter governed by Rule 5635(a), Rule 5635(b) or Rule 5635(d) of The Nasdaq Stock Market, that requires that a preliminary proxy be filed with the SEC, but no more than twenty (20) business days prior to the establishment of such record date, the Company shall provide Holder with written notice of the establishment of such record date, along with a reasonably detailed description of the proposal(s) to be included in the preliminary proxy statement to be filed in connection with such matter (the “Record Date Notice” and the date the Record Date Notice was provided, the “Record Date Notice Date”). If the Holder provides the Company with a written election referencing this provision prior to the date that is five (5) business days after the Record Date Notice Date, notwithstanding the Beneficial Ownership Limitation set forth in this Section 3(e), this Warrant will be immediately and automatically exercised on a cashless basis.

f)
No Set-off. To the extent permitted by law and subject to Section 3(d)(iii), the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in 3(e)) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Subject to Section 3(d)(iii), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the

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Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

Section 4. Certain Adjustments.

a)
Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 4(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
b)
Subsequent Rights Offerings. In addition to (but without duplication of) any adjustments pursuant to Section 4(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then, in each such case, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held

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similarly in abeyance) to the same extent as if there had been no such limitation) , provided, further, that such Purchase Rights need not be held in abeyance for the benefit of the Holder if the Holder was separately offered substantially equivalent Purchase Rights outside of the Warrant.
c)
Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution; provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until the earlier of (i) such time, if ever, as the delivery to such Holder of such portion would not result in the Holder exceeding the Beneficial Ownership Limitation and (ii) such time as the Holder has exercised this Warrant.
d)
Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the voting power of the capital stock of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another

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Person or group of Persons whereby such other Person or group acquires more than 50% of the voting power of the capital stock of the Company (not including any shares of capital stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) and in connection with such transaction the Common Stock is converted into or exchanged for other securities, cash or property (each a “Fundamental Transaction”), then, upon the consummation of such Fundamental Transaction, this Warrant shall automatically be converted into the right of the Holder to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 3(e) on the exercise of this Warrant) the securities, cash and other property of the successor or acquiring corporation (or ultimate parent thereof) or of the Company, if it is the surviving corporation, as applicable, (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3(e) on the exercise of this Warrant). For purposes of this Section 4(d), the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of capital stock of the Company are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon the consummation of any such Fundamental Transaction. The Company shall not effect a Fundamental Transaction in which the Company is not the surviving corporation or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the definitive agreement in respect thereof provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 3(c), or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company or surviving entity (the “Successor Entity”) shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity) and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.
e)
Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.
f)
Notice to Holder.
i.
Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly deliver to the Holder

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by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.
ii.
Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register (as defined below), at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. Holder agrees to maintain any information disclosed pursuant to this Section 4(f) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt any such information. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 5. Transfer of Warrant.

a)
Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such

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transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within five (5) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.
b)
New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 5(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.
c)
Warrant Register. The Company shall register this Warrant in the Warrant Register in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 6. Miscellaneous.

a)
No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 3(d)(i), except as expressly set forth in Section 4.
b)
Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
c)
Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then,

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such action may be taken or such right may be exercised on the next succeeding Business Day.
d)
Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant shall be commenced exclusively in the state and federal courts sitting in the City of New

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York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
f)
Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
g)
Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at Arrowhead Pharmaceuticals, Inc., 117 E. Colorado Blvd., Suite 700, Pasadena, CA 91105, Attention: General Counsel, e-mail: [***], or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt.

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h)
Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
i)
Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant without the need to post a bond or make any undertaking. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
j)
Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.
k)
Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder, on the other hand.
l)
Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
m)
Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ARROWHEAD PHARMACEUTICALS, INC.

By:
Name:
Title:

[Signature Page to Warrant]

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NOTICE OF EXERCISE

TO: ARROWHEAD PHARMACEUTICALS, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

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Name of Investing Entity: _______________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)
Address:

Phone Number: Email Address:	(Please Print)

Dated: _______________ __, ______

Holder’s Signature: __________________________

Holder’s Address: ___________________________